Exhibit 99.2
Operator
     Good morning, everyone. Thank you for standing by. And welcome to the Basic Energy Services fourth quarter earnings conference call. During today’s presentation, all parties will be on a listen-only mode. Following the presentation, the conference will be open for question and answer, and instructions will be given at the time. This conference is being recorded today, Wednesday February 24, 2010. And now I would like to turn the conference over to our host, Mr. Jack Lascar. Please go ahead, sir.
Jack Lascar — Basic Energy Services — Investor Relations
     Thank you, Barbara. And good morning, everyone. Thank you for joining us today and welcome to the Basic Energy Services fourth quarter 2009 earnings conference call. Before I turn the call over to management, I have a few items to go over. If you would like to be on our e-mail distribution list to receive future news releases please call us at 713-529-6600. If you’d like to listen to a replay of today’s call it will be available via webcast by going to the Investor Relations section of the Company’s web site at www.basicenergyservices.com or via recorded instant replay until March 4. The information was provided in yesterday’s earnings release. The information reported on this call speaks only as of today, February 24, 2010, and therefore you are advised that time-sensitive information may no longer be accurate as of the time of any replay.
Before we begin, let me remind you that certain statements made by management during this conference call include forward-looking statements and projections made in reliance to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Basic Energy Services has done every reasonable effort to ensure that information and assumptions on which statements and projections are based are current, reasonable and complete. Important risk factors that could cause actual results to differ materially from the expectations are disclosed in Item 1-A of Basic’s Form 10-Q and Form 10-K filed with the SEC. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated future results will be achieved. Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic whether as a result of any information or future events or otherwise.
At this point I’ll turn the call over to Ken Huseman, president and CEO.
Ken Huseman — Basic Energy Services — President, CEO
     Thanks, Jack. Good morning and welcome to those joining us on the call. With me today to discuss our performance for the quarter is Alan Krenek, our CFO.
As detailed in our press release, we reported a modest improvement in our financial results, compared to the third quarter, as improving market conditions offset the seasonal factors of fewer work days, shorter daylight hours and adverse weather across all our markets. Total revenue for the quarter of $128 million was 3% higher than the third quarter and was a second consecutive sequential revenue increase. Increased activity in the oil-oriented markets, particularly for drilling and completion activity, drove sequential increases in revenue in our pressure pumping, drilling and fluid services segments. The resumption in drilling and frac activity and a dispersion of the industry’s available fleet over several markets improved demand for our pumping services and reduced pressure on bid rates to allow some modest margin improvement in that segment.
Demand in our fluid services segment improved over the course of the quarter, with significant increases in activity in the Williston Basin and the Permian region. Pricing in this segment was under pressure in our largest frac markets early in the quarter, as several larger trucking companies discounted frac tags and auxiliary services. But that practice subsided toward year end as the frac calendar filled.
Our well and servicing rig utilization averaged 41% in the quarter down slightly from the 42% recorded in the third quarter. Shorter days, fewer work days due to holidays, and some adverse weather at year end reduced what was otherwise a significantly stronger market in just about every region. Rates continued to be stable, with a slight reduction in our reported rate per hour related to the shift in the proportion of work generated from lower rate well servicing work as opposed to workover activity. Our substantial presence in the Permian region is offsetting continued weakness in the more gas-prone markets in our well servicing business. We were seeing utilization in the Permian market well over 60% in non-holiday weeks during the quarter.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Our EBITDA margin of 7% for the quarter increased by 200 basis points from the third quarter but remains at a relatively low — at a historically low level, reflecting the erosion in utilization and pricing we’ve experienced since 2008. With the cost reductions we’ve implemented over the past year and the people and infrastructure in place to support much higher activity levels than we’ve had recently, improving utilization will drive fairly significant increases in margins even without improved pricing.
As reported in our December activity update, we began committing new capital in the fourth quarter to add equipment and build our presence in selected markets. We spent approximately $20 million during the quarter for fluid services equipment, late model well servicing rigs, and we closed the sole acquisition of the year. The well servicing rigs and most of the fluid services assets will augment our existing business in the Williston basin. We viewed the acquisition of Team Snubbing in Conway, Arkansas, which closed on December 28, as a platform for adding our other services in the Fayetteville shale market. The existing well count and ongoing drilling activity in that area should support a stable market for the type of services we provide.
At this point I’ll turn the call over to Alan to lead you through the details of our results.
Alan Krenek — Basic Energy Services — CFO
     Thank you, Ken, and good morning. I’d like to take a few minutes to give a brief overview of our other income statement items and then discuss our balance sheet, liquidity and capital acquirements.
Our G&A expense for the fourth quarter of 2009 was $22.6 million, down 2.5 million, 10% sequentially. G&A expense was favorably impacted by lower bad debt expense and insurance settlement in the current quarter. G&A expense in 2009 was $104 million compared to $115 million in 2008, a decrease of 10%. We expect quarterly G&A to be in the $24 million to $25 million range for the near-term. Depreciation and amortization expense in the fourth quarter was $33.9 million compared to $33.5 million in the prior quarter. Depreciation and amortization expense for 2009 was $132.5 million compared to $118.6 million in 2008, an increase of 12%. Based on our current capital expenditure budget for 2010, we expect quarterly depreciation and amortization to be approximately $33 million to 34 million for 2010.
Net interest expense in the fourth quarter rose to $11.4 million from $9.6 million in the third quarter, which reflects a full quarter of interest for the senior secured notes that were issued in late July. We expect quarterly net interest expense to be approximately $11.5 million in 2010. The effective tax rate was a benefit of 26% for the full year in 2009. When you exclude the goodwill impairment in the first quarter and a loss on early extinguishment of debt in the third quarter the effective tax rate would be 37%. We expect our tax benefit rate to be 36.5% for 2010.
Our unrestricted cash balance at December 31 was $125 million, down from $137 million at September 30. Restricted cash was $14 million, no change from September 30. Restricted cash represents cash used to secure letters of credits related to insurance collateral. During 2009 we generated cash flow from operations of approximately $89 million with $11 million of that being produced in the fourth quarter. The majority of the cash flow was from reduction of Accounts Receivable.
Our DSO at December 31 was 62 compared to 72 at September 30 and 65 at December 31, 2008. The reductions in DSO from September 30 is a result of company-wide focus on invoicing efficiency and collection efforts. We expect our DSO to be in the low 60-day range to be in the near-term. Total capital expenditures for the fourth quarter were $11 million of which approximately $4 million was related to expansion projects, $4 million for replacement, refurbishment and maintenance capital expenditures, and $3 million for facilities and IT infrastructure. For 2010 capital spending we plan to spend approximately $35 million, which represents the minimal level to sustain our existing asset base. Based on the operating environment and geographical area, we may spend additional capital for expansion in further equipment replacements in 2010.
In December 31 we had total debt of $502 million which consisted of $225 million of senior notes due 2016, $214 million net of discount of senior secured notes due 2014, and $63 million of capital leases. Net debt was $377 million at December 31. 2009 was a difficult year to manage through. However, with the senior notes offering we completed in July we secured the financial position of Basic and thus have the liquidity to take advantage of growth opportunities in 2010 and beyond.
At this point I’ll turn the call back over to Ken.
Ken Huseman — Basic Energy Services — President, CEO

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     Thanks, Alan. We’ll essentially reiterate most of the outlook provided in our third quarter call. Oil prices remain well above the level necessary to support aggressive capital spending programs, to workover and drilling projects, and routine maintenance is being performed without delay. We expect oil-related activity to continue to increase as we get beyond the first quarter weather concerns and 2010 budgets are released to E&P company field organizations.
The outlook for natural gas prices continues to be uncertain and customers will remain cautious in their spending until gas prices exhibit strength and stability. While we expect our activity to creep up over the next several months, we are not projecting improvements in our rate structure at least through the first half of 2010. Price increases will come in the form of recovery of wage increases when the current industry workforce is more fully utilized and we begin competing for qualified field personnel, which by the way is occurring in certain markets. We expect wage inflation will be a factor in the second quarter.
We continue to see attrition of the available fleet in each of our segments, although not to the extent we presumed in our third quarter call. The perception of improving business prospects is probably moderating the pressure on some of the financial players to liquidate the business and encouraging attempts to wait out the cycle. On the other hand, a lot of older, less efficient equipment is stacked and will likely stay that way until demand and rates return to the level we were seeing in 2008. Most importantly, we are seeing a shift in customers in placing a premium on service quality and focusing less on the lowest bid rate. Over the course of 2010, we expect the supply of available equipment, combined with higher demand from our customers, to cause utilization to increase throughout the year. Higher utilization will drive much-improved margins and absolute results.
So along with everyone else in the industry, we’re glad to have 2009 behind us and look forward to reporting year-over-year increases in the coming quarters. Operator, let’s open the call for questions.
     QUESTION AND ANSWER
Operator
     Thank you. (Operation Instructions). Our first question comes from the line of James West from Barclays Capital. Please go ahead, sir.
James West — Barclays Capital — Analyst
     Good morning, Ken, good morning, Alan.
Ken Huseman — Basic Energy Services — President, CEO
     Hello, James.
James West — Barclays Capital — Analyst
     Guys, we had a conversation back in early December that I distinctly remember because we were talking about the Permian basin. At that point you had talked to a lot of your customers about their plans for early 2010. And I believe we were talking about numbers that the oil rig count in the Permian basin could be up 50% by perhaps as early as middle of 2010. Do you think that’s still the case? And if so, where do you think we are in that process?
Ken Huseman — Basic Energy Services — President, CEO
     Well, I think the rig count is — the drilling rig count has progressed quite a bit already. I think the last count was about 210 or 215, 215 rigs running. Projections are for another 30 or 40 over the next several quarters. Here we are toward the end of the first quarter. Some of that’s been hampered, I think, by just plans being not implemented quite as quickly as people intended. We are seeing and hearing of labor issues on activating some drilling rigs. So we’re seeing some — kind of some pinch points already develop in getting that activity ramped up; like everybody says individually when you add it all up it’s a pretty significant increase. So I think it’s on its way but it’s not there yet.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
James West — Barclays Capital — Analyst
     Okay. And that 210 compares to probably 160 or so?
Ken Huseman — Basic Energy Services — President, CEO
     Yes.
James West — Barclays Capital — Analyst
     Back in December? Okay. So we are seeing a pretty good move.
Ken Huseman — Basic Energy Services — President, CEO
     Yes. It was probably 160 in the fall of last year. I can’t remember exactly the time. But it’s about doubled since the bottom in early ‘08.
James West — Barclays Capital — Analyst
     Okay. And then what level of utilization do you think you need now given the labor shortages that are developing to start to actually see pricing improvements on top of wage improvements — or wage cost increases?
Ken Huseman — Basic Energy Services — President, CEO
     James, I think it’s pretty premature to project that. We’re kind of far away from that from an industry utilization standpoint. I think our utilization of available equipment is similar to what the industry in total is seeing. We’re seeing quite a bit more utilization in certain markets, but as you know everything has wheels on it. So I think we’re a ways away. And that’s why we’re kind of saying that we don’t expect real pricing improvement for most of this year if at all this year, just because of the utilization of the industry throughout the country.
James West — Barclays Capital — Analyst
     Okay. And then just last question for me on the CapEx side you gave out a number for maintenance CapEx. I know you guys have talked about additional CapEx if opportunities arise. At this point given what you see in late February here, how much additional CapEx would you anticipate spending?
Ken Huseman — Basic Energy Services — President, CEO
     Well, we’re reserving that number until we get board authorization. We’ll discuss that next week at a board meeting. So we don’t want to get ahead of that process.
James West — Barclays Capital — Analyst
     Okay. But we should anticipate there will be additional CapEx on top of maintenance CapEx?
Ken Huseman — Basic Energy Services — President, CEO
     Oh, sure.
James West — Barclays Capital — Analyst

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     And it’s purely a function of what we see develop in the business; if utilization exceeds what our projections are and we see opportunities out there we’ll certain take advantage of them. We have the liquidity to do so.
James West — Barclays Capital — Analyst
     Okay. Thanks, Ken .
Operator
     Thank you. And our next question comes from the line of Dan Boyd with Goldman Sachs. Please go ahead, sir.
Dan Boyd — Goldman Sachs — Analyst
     Good morning, guys.
Ken Huseman — Basic Energy Services — President, CEO
     Hello, Dan.
Dan Boyd — Goldman Sachs — Analyst
     Hey, Ken, can you give us a refresher on what your business mix might be oil versus gas today versus where it was at the peak? I’m assuming you’re a little more oily today given the decline in gas activity?
Ken Huseman — Basic Energy Services — President, CEO
     Yes. And that’s not a scientific number, but it’s about 60/40 oil to gas. We think we were about evenly split in 2008. And as you suggest, the decrease in gas activity has been the primary driver of that, although if you compare it to where we were in mid 2009, certainly oil activity has seen the most improvement.
Dan Boyd — Goldman Sachs — Analyst
     We’ve also seen if you look at the oil rig count we’re back to — we’re above or making new highs. What’s the disconnect between why the well servicing rig count isn’t having the same strong reaction to the commodity prices in your view?
Ken Huseman — Basic Energy Services — President, CEO
     Well, it has. We just don’t segregate regional utilization to match exactly with oil rig count versus gas rig count. As I said in our comments in the Permian basin, non-holiday weeks we were well above 60% in well servicing utilization, which is predominantly obviously an oil market. That means that we had some gas-oriented areas where we’re seeing a lot lower utilization to get to the company-wide level of low 40s. So if we were to break it out purely on oil versus gas, I think you’d see that.
But as I said in James’ question also, everything we own has wheels on it. So we’ll move that equipment around to take advantage of those improvements. And we have. And we’ve activated more equipment in the Permian and in the oil markets than we have in the gas markets.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Dan Boyd — Goldman Sachs — Analyst
     Okay. And then that’s maybe one reason why it’s going to take awhile before you see the price increases as everyone starts to just reallocate equipment to areas where you’re seeing the strength.
Ken Huseman — Basic Energy Services — President, CEO
     Right. And keep in mind that most well servicing demand comes from existing well count, not new well drilling. You know, it takes a couple of dozen drilling rigs running to support one well servicing rig in terms of completion activity. So we use the drilling rig count as sort of an indicator of capital spending. And there has been less workover oriented spending to the end of the year than the oil rig — oil drilling activity would imply. We’re expecting that to kick in as new budgets are released to the field.
Dan Boyd — Goldman Sachs — Analyst
     And then the last question. Are you seeing any increased competition from maybe a lower-end drilling rigs which are — there are a lot of them out there that are currently idle, I’d assume at least from the new drilling side of the business, the oil companies might be keeping the drilling rigs there as opposed to using a well servicing rig for any type of completion services? Are you seeing that or is that not happening?
Ken Huseman — Basic Energy Services — President, CEO
     Well, we always hear that. But it’s really hard to actually see it in practice. Because a well servicing rig at $250, $300 a hour is still a lot cheaper than a drilling rig at $11,000, $12,000 a day. And particularly when you factor in the cost of rental equipment that a drilling rig doesn’t have to run production equipment, et cetera. So you hear that all the time. And we just don’t think that makes sense in practice.
Dan Boyd — Goldman Sachs — Analyst
     Okay. Thanks. I’ll turn it back over.
Operator
     Thank you. Our next question comes from the line of Joe Hill with Tudor Pickering. Please go ahead, sir.
Joe Hill — Tudor Pickering — Analyst
     Good morning.
Ken Huseman — Basic Energy Services — President, CEO
     Hello, Joe.
Joe Hill — Tudor Pickering — Analyst
     Guys, how many monthly rig hours can you provision with the current crew count?
Ken Huseman — Basic Energy Services — President, CEO
     I think we could increase our overall utilization another 10 percentage — we could increase hours by another 10 percentage points.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Joe Hill — Tudor Pickering — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     And that’s overall by working longer days, longer weeks than we have been. Some of our customers are now starting to make sure we get to work first thing Monday morning and work through Friday. That’s something that’s been developing over the course of the last couple of months. So we have that crew available. We just need to work them a few more hours each week. And that’s dependent on each market. The oil markets obviously are closer to that point where we’re going to have to hire more people. We have been hiring people in some local markets already. The gas areas, we’re probably a ways away from being strapped for people in that fashion.
Joe Hill — Tudor Pickering — Analyst
     Okay. And then Ken, you said the competitive pressure in fluid handling had let up a bit late in the quarter. And I understand guys were essentially discounting or giving away the frac tanks. What’s your outlook for that business going forward? And should we expect utilization to continue to tick up? Anecdotes of frac activity have been very strong recently. I know this has been the weak sister of the portfolio. So should we expect to see that business pick up materially going forward?
Ken Huseman — Basic Energy Services — President, CEO
     Yeah, for several reasons. We start deploying assets on a little bit higher rate work as more work comes available. We kind of move from production water hauling to frac activity as we have the opportunity. We run more hours per day. So our average revenue per truck, as we measure it, increases. As you suggested, people are not discontinued discounting or throwing in the frak tanks for free and some other charges. We saw that dissipate. So a combination of moving to higher rate work within our own spread of opportunities as well as price level improvement is going to move that margin up.
We’ve also expanded and added more of the frac-related equipment. We took delivery of a lot of tanks in the Williston Basin in the fourth quarter. We’re sending another couple of tank spreads into that market along with a lot of other equipment. So you’ll see that number be pulled forward in the first quarter. I think most frac companies suggest that they are booked up through the first quarter at least and further for most of them. And we’ve seen that in our pumping services business as well.
Joe Hill — Tudor Pickering — Analyst
     Okay. And then finally, I know you guys mentioned February weather having an effect in your last ops report. What’s your sense as to how February shakes out relative to January net of weather effects?
Ken Huseman — Basic Energy Services — President, CEO
     Net of weather effects would be up. I think underlying demand is certainly there. We had the largest week last week that we’ve had in a year overall. But then we had four inches of snow in west Texas yesterday and essentially had zero rig hours in a market that represents about half of our activity. So the underlying demand is there, but I hate to use weather as an excuse because it happens every year. But it is a factor in this point in the cycle.
Joe Hill — Tudor Pickering — Analyst
     Well, I guess what I was asking you is that after you take into account the effect of all that, do you think February shakes out a bit better, then?
Ken Huseman — Basic Energy Services — President, CEO

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     Yes, I think so.
Joe Hill — Tudor Pickering — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     It’s a bit shorter month, but no holiday.
Alan Krenek — Basic Energy Services — CFO
     Yes. It wouldn’t be worse for sure.
Joe Hill — Tudor Pickering — Analyst
     Okay. Good.
Ken Huseman — Basic Energy Services — President, CEO
     Just so you know, we still have a week left in the month, so —
Joe Hill — Tudor Pickering — Analyst
     I’ll keep my fingers crossed.
Ken Huseman — Basic Energy Services — President, CEO
     Yes. Me, too .
Operator
     Thank you. And our next question comes from the line of Pierre Conner with Capital One Southcoast. Please go ahead, sir.
Pierre Conner — Capital One Southcoast — Analyst
     Good morning, gentlemen.
Ken Huseman — Basic Energy Services — President, CEO
     Hello, Pierre.
Alan Krenek — Basic Energy Services — CFO
     Hey, Pierre.
Pierre Conner — Capital One Southcoast — Analyst

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     Hey. Listen, on the well service first, Ken, you mentioned that the hourly rate was purely a mix issue, which you’re working on, and not anything in pricing. And so was that affected by the daylight hours and such as well? And what would that trend be for as you saw the hours improve in January we talked about February, you know, 1Q, can the hourly rate improve just on mix?
Ken Huseman — Basic Energy Services — President, CEO
     It will as the year progresses. The first quarter I would suspect would be flat. And what goes on there or what produces that, of course, is as activity in these oil areas which is primarily well servicing picks up, those hours generate less per hour than workovers in the Rockies. So as that proportion shifts to maintenance, even if your rate doesn’t change, the average will drop a little bit. So that’s we’re seeing.
Pierre Conner — Capital One Southcoast — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     Profitability — there’s no difference in profitability. We make the same margin and a lot of times more margin on those well servicing — in terms of percentage on those well servicing hours than we do on the workover hours.
Pierre Conner — Capital One Southcoast — Analyst
     That’s helpful. On the CapEx side in well servicing particular where you might look at opportunities where the market’s telling you, what is your leaning towards any additional acquisitions if they’re out there? Or do you have — and how many do you have — equipment? They didn’t retire all the rigs, but you still have equipment that you could upgrade if utilization were to warrant?
Ken Huseman — Basic Energy Services — President, CEO
     Sure. We still have the fleet essentially that we had that generated over $1 billion in revenue in 2008. Essentially all those assets are still in place, workable, and will be deployed at the right time, without substantial capital. We’ve been working our newest, most efficient equipment over the course of the last year, obviously. The rigs that we replaced that we purchased for the Williston Basin, for instance, were new equipment suited for that market and allowed us to not rebuild some other equipment for that market. So that’s the reason we opted to purchase those rigs. They were kind of market-ready and kept us from having to rebuild equipment to match those restrictive road requirements that we find in North Dakota.
Pierre Conner — Capital One Southcoast — Analyst
     Is it safe to say that generally the returns on rebuilt equipment is similar to the purchase markets now? Or it just depends?
Ken Huseman — Basic Energy Services — President, CEO
     Well, it’s still a little bit better to refurbish older equipment. I think it’s going to be difficult to find the same deal on some of those late model rigs that we had that we found over the last six months. So a lot of our older equipment will be in better shape to rebuild it than just purchase new.
Pierre Conner — Capital One Southcoast — Analyst
     Okay. I understand.
Ken Huseman — Basic Energy Services — President, CEO

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     Let me answer your question on acquisition. We have seen a significant increase in deal flow lately across the breadth of size, so to speak, and we’ll continue to pursue those. We think we’ll do the normal amount as we go down the path.
Pierre Conner — Capital One Southcoast — Analyst
     Okay. That leads in — I was going to ask you about — one of you mentioned it was a $20 million spend in the quarter for total acquisitions including the frac equipment, et cetera that you disclosed as well as Team. Can you give us some perspective on that, what revenue you would expect that to generate, maybe on a run rate basis or during the first quarter, something of that nature?
Ken Huseman — Basic Energy Services — President, CEO
     Well, it’s kind of — go ahead, Alan.
Alan Krenek — Basic Energy Services — CFO
     I was just going to say two of those rigs that were being sent, deployed up to the Bakken went up in late December. And the other four are going to be staged throughout the quarter. So I wouldn’t expect too much out of that in the quarter, maybe two rigs worth. Two or three rigs worth. Team Snubbing deal’s probably an additional $1 million or so in the quarter.
Pierre Conner — Capital One Southcoast — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     One thing we’re seeing in the Bakken with the reality of those winters have set in. So we are moving equipment in there ahead of the time it will actually see full utilization because of just the severe weather impact that they see occasionally up there. They have to heat, for instance on the frac side they have to heat that frac water. And some of the operators are figuring out that it costs a lot of money to heat water to 80 degrees when it’s 40 below. So seeing some impact on frac activity probably going to be a bit moderated between now and when warmer weather comes in.
Pierre Conner — Capital One Southcoast — Analyst
     Okay. All right. Moving to the fluid services, fluid handling business, and I think Joe started in at about where the margins will go. You indicated they should increase. Could I get you to give me some perspective? Can we get them back to — obviously you’d like to see them back about 3Q levels? The first and second quarters of last year were pretty impressive. What’s it going to take to get back to those kind of levels? Was it mix that got you?
Ken Huseman — Basic Energy Services — President, CEO
     Some of that’s certainly mix. Frac activity is kind of surging back. We did more production water hauling as proportion to the total in the fourth quarter than we did in the previous portion of the year. And so I think you’ll see sort of a mirror image as we go through the year.
Pierre Conner — Capital One Southcoast — Analyst
     Okay.
Alan Krenek — Basic Energy Services — CFO

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     But on a historical basis, those margins have been traditionally around 30%. And it’s been very unusual to see them dip as low as they have. But it’s just a very competitive market right now.
Pierre Conner — Capital One Southcoast — Analyst
     That’s a question. Is there enough new interest in discounting to hold them below 30?
Ken Huseman — Basic Energy Services — President, CEO
     No. No. I think, in fact some of the issues that caused that competitiveness have moderated. Some of those companies have liquidated some assets, gone through restructuring. So we’re seeing less competitive pressure as opposed to more, and expect that to continue to benefit us in the next couple of quarters. I’ll keep in mind that it is wintertime and you just don’t get as much done this time of the year as you do in the second and third quarters.
Pierre Conner — Capital One Southcoast — Analyst
     Okay. Appreciate it. That’s good. All right. Thanks, gentlemen.
Operator
     Thank you. And our next question comes from the line of William Conroy with Pritchard Capital. Please go ahead, sir. Mr. Conroy?
William Conroy — Pritchard Capital — Analyst
     Ken, Alan, good morning.
Ken Huseman — Basic Energy Services — President, CEO
     Hey, Bill.
William Conroy — Pritchard Capital — Analyst
     A couple of questions. One, Alan, maybe for you. Can you detail the amount of the income tax receivable at your end?
Alan Krenek — Basic Energy Services — CFO
     Well, at December 31 we had a receivable of almost $62 million on the books. So the maximum that we could qualify for a refund going back would be about $62.5 million. So we plan on filing the tax return on time this year and then immediately following up with a request for a refund. We think we should maximize the amount of that receivable this year, and then next year have — for 2010 have — it won’t be as big but there will be some additional refunds that will be available to us. But we’re not counting it yet until we get it. But we plan on filing very shortly.
William Conroy — Pritchard Capital — Analyst
     Great. And can you also tell us head count at the end of the year and how that compared to maybe a year ago?
Ken Huseman — Basic Energy Services — President, CEO
     The head count is still about 3800.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
William Conroy — Pritchard Capital — Analyst
     3800.
Ken Huseman — Basic Energy Services — President, CEO
     Which was down about 1700, I think, from the peak in October of 2008. Year-over-year it’s not quite that dramatic, but still pretty significant.
William Conroy — Pritchard Capital — Analyst
     And last one, Ken. It sound like from the tone of your comments there may be more margin leverage in the near-term out of the fluid handling business than the well servicing business. Would you agree with that?
Ken Huseman — Basic Energy Services — President, CEO
     Yes. I think that we got whacked a little bit more in the fluid services business lately. That business tends to be pretty resilient. Trucks come and leave the market a little more quickly than the well servicing segment because those trucks have an use outside the energy business, outside the oil field. So I think a lot of that equipment’s been pulled out or moved to busier markets. So we’ll see those margins overall kind of revert to a historical trend. Well servicing, there’s still a lot of rigs out there. We don’t know how many are still marketed and competitive. We think that’s — that available fleet has shrunk some. We’ll have to wait to see how it develops.
William Conroy — Pritchard Capital — Analyst
     Great. Thank you very much .
Operator
     Thank you. And our next question comes from the line of Neil Dingmann with Wunderlich Securities. Please go ahead, sir.
Neil Dingmann — Wunderlich Securities — Analyst
     Good morning, guys.
Ken Huseman — Basic Energy Services — President, CEO
     Morning, Neil.
Neil Dingmann — Wunderlich Securities — Analyst
     Say, Ken, Alan, was wondering bid activity how that looks today versus the beginning of the year. Just as you see compared for the next month or two?
Ken Huseman — Basic Energy Services — President, CEO
     In which segment? Just across the board or —
Neil Dingmann — Wunderlich Securities — Analyst

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
     More just on the well servicing, what you’re seeing there. And then as you’re talking about that — because you did mention I think in the very last part of your prepared comments about some customers weren’t necessarily just looking at pricing. So I’m wondering are you just seeing just general customers coming in in a much larger way? Or just if you can maybe expand on that a bit.
Ken Huseman — Basic Energy Services — President, CEO
     Yes. I think customers are — have projects to do, the larger independents and the majors have budgets to spend now.. So they’re keeping equipment in the field working well to well as opposed to just performing maintenance as they were late last year. We actually have a couple of areas in oily markets where we have a board that we’re working off of where we know where the rigs are going to be for the next week or so. And the customers don’t check every day before we move our location and talk about rate. They’re keeping the rig and the crew busy, because they want to keep that rig and that particular crew. That’s changed completely in the last probably the last 90 days for sure. We don’t have a long-term contract per se for work. It’s still call out. But these customers are keeping their preferred rig and crew busy as opposed to checking on the rate every time.
Neil Dingmann — Wunderlich Securities — Analyst
     You mentioned about the CapEx. I know you’ll be revisiting that soon. But just wondered obviously the huge growth we see in the Bakken and the Marcellus and such. Do you foresee maybe larger facilities in some of those areas, or shipping some capital more towards those areas?
Ken Huseman — Basic Energy Services — President, CEO
     The Marcellus is a little bit farther down the road. We constantly monitor that. The Williston basin since we have a fairly large presence there we’ve been moving assets up there. I think we purchased 150 frac tanks, with probably two-thirds of those on the ground up there. The rest will be there before the thaw. We have purchased a total of six rigs suited for those weight restrictions. Those will all be there before the thaw. So yes, we are watching those markets and we’ll move assets in there as we can, as we see the opportunity.
Neil Dingmann — Wunderlich Securities — Analyst
     Okay. And then last question if I could — just the contact drilling services, it seems to just continue to be pretty steady for you all. Do you see those continuing to work for the same customers and kind of keep up that steady pace? Or what do you foresee in that area?
Ken Huseman — Basic Energy Services — President, CEO
     Yes, we have five out today. We’ll have all six of the marketed rigs busy here shortly, we think, on projects for the most part. I think four of the six will be on multi-well projects that should carry us into the summer. The other two are working for kind of a handful of customers well to well, but they always seem to keep us busy. So not anything dramatic along those lines. Those are shallow rigs, not particularly suited for the Wolfberry which is where the big ramp up in activity is going. So we think it’s going to be steady and kind of what you see right now.
Neil Dingmann — Wunderlich Securities — Analyst
     Good to hear. Thanks, guys.
Ken Huseman — Basic Energy Services — President, CEO
     Okay .
Operator
     thank you. And our next question comes from the line of Mike Urban with Deutsche Bank. Please go ahead, sir.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Mike Urban — Deutsche Bank — Analyst
     Thanks. Good morning.
Ken Huseman — Basic Energy Services — President, CEO
     Hello, Mike.
Mike Urban — Deutsche Bank — Analyst
     I was wondering if you could give us a sense for the level of — or the flavor cost inflation we might expect to see starting in I guess the second quarter you said.
Ken Huseman — Basic Energy Services — President, CEO
     Well, I think it wouldn’t be unexpected to see something on the order of 10% over the course of the next quarter or so.
Mike Urban — Deutsche Bank — Analyst
     Okay. And more broadly speaking on the cost side, you guys have done a good job of pulling costs out of the system really across the board as activity slowed down. Once you kind of get above that, say 10% growth in hours that you talked about, are there some other costs out there associated with ramping up activity? We’ve seen that in a couple other instances across the sector where activity is kind of surprised to the upside and a lot of these costs that we start to pull out start to come back. I wonder if you could comment on that a little bit.
Ken Huseman — Basic Energy Services — President, CEO
     Yes. I think the 10% labor increase, if the industry tries to ramp back up to where it was in 2008 you can throw that factor out the window, because we’ll be competing for a lot of people across the industry. We don’t foresee that; we think it’s going to be more gradual. Now, if we had to go activate every piece of equipment we own, we’d have to throw some money at activating equipment for tires and things like that that we pulled off to hold expenses down. But as far as infrastructure, things like that, we don’t see — other than labor — any significant expenses.
Mike Urban — Deutsche Bank — Analyst
     And what level of utilization would you have to get to where you might have to spend some money on things other than labor? Like you said, on the equipment and some things that you might have done to cut costs? I mean I guess how many rigs —
Ken Huseman — Basic Energy Services — President, CEO
     Gradually as we activate equipment it’s just not significant. It would be significant if we tried to do it all at once. But we’ll be activating equipment each month as we go forward. Gradually.
Mike Urban — Deutsche Bank — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     It shouldn’t be an impact to — the utilization improvement, the margin generated by the increased utilization, should offset the incremental cost associated with activating equipment.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Mike Urban — Deutsche Bank — Analyst
     Okay. Perfect. That’s what I was looking for. Thank you.
Operator
     Thank you. And our next question comes from the line of Matt Beeby with Morgan Keegan. Please go ahead, sir.
Matt Beeby — Morgan Keegan — Analyst
     Thank you. Good morning, guys.
Ken Huseman — Basic Energy Services — President, CEO
     Hey, Matt.
Matt Beeby — Morgan Keegan — Analyst
     You mentioned that your clients are focused on the quality, not necessarily the lowest bidder. Can you tell us how your rigs compete and maybe some specifics in what you’re doing in terms of rig upgrades?
Ken Huseman — Basic Energy Services — President, CEO
     Well, since 2004 we’ve purchased a total of 140 new rigs out of the 400 that we operate. Another 80 of those have been rebuilt over the last four or five-years. So we have well over 200 or half of our fleet is new or rebuilt. The other half are in relatively good operating condition. We’ll watch that, we are evaluating rebuilding, resuming on a more aggressive level our rebuilding program. We haven’t needed to do that yet. But we’re going to watch that.
The turn around on rebuilding equipment is three to six months depending on how extensive the rebuild is. So we’ll be watching that. We have a couple of rigs in rebuild all the time now. We did not completely shut that down. We scaled it back significantly. We’ll resume — we purchased some new frak tanks that were rigged up specifically for the Williston basin, purchased some new trucks to support that market. We’ll probably resume our truck replacement program a bit more aggressively later this year if activity continues.
But my comment was primarily oriented to — or related to the fact that customers aren’t talking about price, they’re wanting to keep a particular rig and a particular crew that they like and has been performing well for them tied up, so to speak, rather than having it work a day or two and then release it and then maybe not get it back for the next project. So they’re scheduling their work and being careful to make sure they have the people and equipment they want.
Matt Beeby — Morgan Keegan — Analyst
     Okay. Very good. Also you had mentioned the oil-gas split is 60/40. If you look at the kind of current commodity environment it seems that could be increasing. What do you guys think about in kind of the 6-month, maybe 12-month outlook as far as the split goes? How do you see that progressing?
Ken Huseman — Basic Energy Services — President, CEO
     Well, the oil activity can certainly continue to build while gas activity could go sideways. So our proportion could continue to grow. If you look at the map, we’re exposed to almost all the gas markets with the exception of Appalachia and almost all the oil areas with the exception of

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
California. So it will really depend on where our customers spend their money how that — which direction that pulls us.. But I could see the oil activity continuing to grow and gas holding flat so the proportion would increase.
Matt Beeby — Morgan Keegan — Analyst
     Okay. Thanks, guys .
Operator
     Thank you. (Operator Instructions) . And our next question come from the line of Victor Marchon with RBC Capital Markets. Please go ahead, sir. Victor Marchon: Thank you. Good morning, Ken and
Ken Huseman — Basic Energy Services — President, CEO
     Hey, Victor.
Victor Marchon — RBC Capital Markets — Analyst
     First question on well service on utilization side, Ken I think you had talked about on the last quarter call about 60% utilization, potentially hitting that at some point in the summer. Given what you’ve seen year to date an sort of x-ing out what’s happened on the weather side, do you think that there’s some upside to that? Do you think you’d nudge your forecast a little bit higher as to what you’re seeing from customers?
Ken Huseman — Basic Energy Services — President, CEO
     I’d be reluctant to — we’re still talking about being careful about projecting too far into the future. I think that oil prices certainly warrant a higher level activity than even we’ve seen. We’ll have to get out of this quarter and see how things develop. But I’ll probably want to do that next quarter.
Victor Marchon — RBC Capital Markets — Analyst
     Okay.
Ken Huseman — Basic Energy Services — President, CEO
     If at all.
Victor Marchon — RBC Capital Markets — Analyst
     And the second one I just have was on the pressure pumping side, just wanted to see what you guys were seeing there from utilization standpoint on your horsepower as well as pricing and sort of tie that into what your outlook is on the margin side for completion and remedial services.
Ken Huseman — Basic Energy Services — President, CEO
     I think in that segment we are kind of on a more real-time basis seeing improvements beyond what we expected. I think most other pumping companies have said that they’re booked up through the quarter and well into the year. We’re seeing that as well. The increase in drilling activity, particularly on the oil side which is right down our fairway, has resulted in us — in boosting our cementing activity. We cement on long strings on new wells as well as doing some of the smaller fracs. So pretty well booked up, moving equipment around trying to catch every job that we can.

Final Transcript
Feb 24, 2010 / 02:00PM GMT, BAS — Q4 2009 Basic Energy Services, Inc. Earnings Conference Call
Discounting has moderated some. It’s still — the industry never has really charged 100% price book. But discounts have backed off probably 10 percentage points from where they were, more than that in some services and markets. But it’s still pretty competitive. You’ll see people pop up all of a sudden and grab a job from you that you didn’t expect to see. But generally we’re seeing a much stronger performance in that segment.
I think we expect that we’ll see year-over-year increases in that segment first, probably at least in the second quarter if not the first. And margins will move not back to where they were but certainly increase — we’ll see sequential improvements in margins as well.
Victor Marchon — RBC Capital Markets — Analyst
     That’s great. I appreciate it. That’s all I had. Thank you.
Operator
     Thank you. There’s no further questions in the queue so I’ll turn it back to management for any closing statements. Please go ahead.
Ken Huseman — Basic Energy Services — President, CEO
     Okay. Well, thanks, everyone, for joining us on the call. And we look forward to talking to you again next quarter. Thank you, operator.
Operator
     Ladies and gentlemen, that does conclude our conference call for today. Thank you for your participation. You may now disconnect.
DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2010 Thomson Reuters. All Rights Reserved.